Exhibit 10.7

EXECUTION VERSION

GUARANTY AGREEMENT

DATED AS OF
October 20, 2006

MADE BY

UNIVERSAL COMPRESSION PARTNERS, L.P.,

UCLP OLP GP LLC,

AND

UCLP LEASING, L.P.,
AS GUARANTORS

AND

EACH OF THE OTHER GUARANTORS (AS DEFINED HEREIN)

IN FAVOR OF

WACHOVIA BANK, NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT

i

ANNEXES:
I	Form of Assumption Agreement

SCHEDULES:
1	Notice Addresses of Guarantors

ii

This GUARANTY AGREEMENT is dated as of October 20, 2006 made by UNIVERSAL COMPRESSION PARTNERS, L.P., a Delaware limited partnership (“UCLP”) UCLP OLP GP LLC, a Delaware limited liability company (“GP”) and UCLP Leasing, L.P., a Delaware limited partnership (“UCLP Leasing”) and each of the signatories hereto (each of the signatories hereto, together with UCLP, GP and UCLP Leasing and the Guarantors that becomes a party hereto from time to time after the date hereof, the “Guarantors”), in favor of Wachovia Bank, National Association, as the administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), for the banks and other financial institutions (the “Lenders”) from time to time parties to the Credit Agreement dated October 20, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among UC Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), UCLP, the Lenders, the Administrative Agent, and the other Agents party thereto.

R E C I T A L S

A.                                   The Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower.

B.                                     The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of the Credit Agreement.

C.                                     It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders.

D.                                    NOW, THEREFORE, in consideration of the premises herein and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

ARTICLE I
Definitions

Section 1.01                                Definitions.

(a)                                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement, and all uncapitalized terms which are defined in the UCC on the date hereof are used herein as so defined.

(b)                                 The following terms have the following meanings:

“Agreement” means this Guaranty Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Bankruptcy Code” means Title 11, United States Code, as amended from time to time.

“Borrower Obligations” means the collective reference to the payment and performance when due of all indebtedness, liabilities, obligations and undertakings of the Borrower (including, without limitation, all Indebtedness) of every kind or description arising out of or outstanding under, advanced or issued pursuant, or evidenced by, the Guaranteed Documents, including, without limitation, the unpaid principal of and interest on the Loans and the LC Exposure and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and LC Exposure and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Guaranteed Creditors, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, arising out of or outstanding under, advanced or issued pursuant, or evidenced by, the Guaranteed Documents, whether on account of principal, interest, premium, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable costs, fees and disbursements that are required to be paid by the Borrower pursuant to the terms of any Guaranteed Documents).

“Collateral Agreement” means that certain Collateral Agreement, dated October 20, 2006 by UCLP, GP, UCLP Leasing and the Borrower, collectively, as Grantors in favor of Wachovia Bank, National Association, as Administrative Agent for the Lenders.

“Guaranteed Creditors” means the collective reference to the Administrative Agent, the Lenders and the Lenders and Affiliates of Lenders that are parties to Guaranteed Hedging Agreements.

“Guaranteed Documents” means the collective reference to the Credit Agreement, the other Loan Documents, each Guaranteed Hedging Agreement and any other document made, delivered or given in connection with any of the foregoing.

“Guaranteed Hedging Agreement” means any Hedging Agreement between the Borrower or any Restricted Subsidiary and any Lender or any Affiliate of any Lender while such Person (or, in the case of an Affiliate of a Lender, the Person affiliated therewith) is a Lender, including any Hedging Agreement between such Persons in existence prior to the date hereof, but excluding any Hedging Agreement now existing or hereafter arising in connection with an ABS Facility.  For the avoidance of doubt, a Hedging Agreement ceases to be a Guaranteed Hedging Agreement if the Person that is the counterparty to the Borrower or any Restricted Subsidiary under a Hedging Agreement ceases to be a Lender under the Credit Agreement (or, in the case of an Affiliate of a Lender, the Person affiliated therewith ceases to be a Lender under the Credit Agreement).

“Guarantor Obligations” means with respect to any Guarantor, the collective reference to (a) the Borrower Obligations and (b) the payment and performance when due of all indebtedness, liabilities, obligations and undertakings of such Guarantor of every kind or description, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, arising out of or outstanding under, advanced or issued pursuant, or evidenced by, any Guaranteed Document to which such Guarantor is a party, in each case, whether on account of principal, interest, guarantee obligations, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements that are required to be paid pursuant to the terms of any Guaranteed Document).

“Guarantors” means the collective reference to each Guarantor.

“Obligations” means:  (a) in the case of each Borrower, the Borrower Obligations and (b) in the case of each Guarantor, its Guarantor Obligations.

“Guarantor Claims” has the meaning assigned to such term in Section 6.01.

Section 1.02                                Rules of Interpretation.  Section 1.04 of the Credit Agreement is hereby incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

ARTICLE II
Guarantee

Section 2.01                                Guarantee.

(a)                                  Each of the Guarantors hereby jointly and severally, unconditionally and irrevocably, guarantees to the Guaranteed Creditors and each of their respective permitted successors, indorsees, transferees and assigns, the prompt and complete payment in cash and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.  This is a guarantee of payment and not collection and the liability of each Guarantor is primary and not secondary.

(b)                                 Anything herein or in any other Guaranteed Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Guaranteed Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.02).

(c)                                  Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this ARTICLE II or affecting the rights and remedies of any Guaranteed Creditor hereunder.

(d)                                 Each Guarantor agrees that if the maturity of the Borrower Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to such Guarantor.  The guarantee contained in this ARTICLE II shall remain in full force and effect until all the Borrower Obligations shall have been satisfied by payment in full in cash, no Letter of Credit shall be outstanding (except for Letters of Credit secured by cash collateral as permitted in Section 2.07(a)(iii) of the Credit Agreement) and all of the Aggregate Commitments are terminated, notwithstanding that from time to time during the term of the Credit Agreement, no Borrower Obligations may be outstanding.

(e)                                  No payment made by any Guarantor, any other guarantor or any other Person or received or collected by any Guaranteed Creditor from any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full in cash, no Letter of Credit is outstanding (except for Letters of Credit secured by cash collateral as permitted in Section 2.07(a)(iii) of the Credit Agreement) and all of the Aggregate Commitments are terminated.

Section 2.02                                Right of Contribution.  Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.03.  The provisions of this Section 2.02 shall in no respect limit the obligations and liabilities of any Guarantor to the Guaranteed Creditors, and each Guarantor shall remain liable to the Guaranteed Creditors for the full amount guaranteed by such Guarantor hereunder.

Section 2.03                                No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Guaranteed Creditor, no Guarantor shall be entitled to be subrogated to any of the rights of any Guaranteed Creditor against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Guaranteed Creditor for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Guaranteed Creditors on account of the Borrower Obligations are irrevocably and indefeasibly paid in full in cash, no Letter of Credit is outstanding (except for Letters of Credit secured by cash collateral as permitted in Section 2.07(a)(iii) of the Credit Agreement) and all of the Aggregate Commitments are terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been irrevocably and indefeasibly paid in full in cash, any Letter of Credit is outstanding (except for Letters of Credit secured by cash collateral as permitted in Section 2.07(a)(iii) of the Credit Agreement) or any of the Aggregate Commitments are in effect, such amount shall be held by such Guarantor in trust for the Guaranteed Creditors, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in accordance with Section 10.02(c) of the Credit Agreement.

Section 2.04                                Amendments, Etc. with respect to the Borrower Obligations.  Each Guarantor shall remain obligated hereunder, and such Guarantor’s obligations hereunder shall not be released, discharged or otherwise affected, notwithstanding that, without any reservation of rights against any Guarantor and without notice to, demand upon or further assent by any Guarantor (which notice, demand and assent requirements are hereby expressly waived by such Guarantor), (a) any demand for payment of any of the Borrower Obligations made by any Guaranteed Creditor may be rescinded by such Guaranteed Creditor or otherwise and any of the Borrower Obligations continued; (b) the Borrower Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, any Guaranteed Creditor; (c) any Guaranteed Document may be amended, modified, supplemented or terminated, in whole or in part, as the Guaranteed Creditors may deem advisable from time to time; (d) any collateral security, guarantee or right of offset at any time held by any Guaranteed Creditor for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released; (e) any additional guarantors, makers or endorsers of the Borrower Obligations may from time to time be obligated on the Borrower Obligations or any additional security or collateral for the payment and performance of the Borrower Obligations may from time to time secure the Borrower Obligations; and (f) any other event shall occur which constitutes a defense or release of sureties generally.  No Guaranteed Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this ARTICLE II or any Property subject thereto.

Section 2.05                                Waivers.  Each Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Guaranteed Creditor upon the guarantee contained in this ARTICLE II or acceptance of the guarantee contained in this ARTICLE II; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this ARTICLE II and no notice of creation of the Borrower Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower needs to be given to any Guarantor; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Guaranteed Creditors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this ARTICLE II.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations.

Section 2.06                                Guaranty Absolute and Unconditional.

(a)                                  Each Guarantor understands and agrees that the guarantee contained in this ARTICLE II is, and shall be construed as, a continuing, completed, absolute and unconditional guarantee of payment, and each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations hereunder shall not be discharged or otherwise affected as a result of, any of the following:

(i)                                     the invalidity or unenforceability of any Guaranteed Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Guaranteed Creditor;

(ii)                                  any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Guaranteed Creditor;

(iii)                               the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of the Borrower or any other Guarantor or any other Person at any time liable for the payment of all or part of the Obligations, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest therein) in or as a result of such proceeding;

(iv)                              any sale, lease or transfer of any or all of the assets of the Borrower or any other Guarantor, or any changes in the shareholders of the Borrower or the Guarantor; provided that upon any such sale, lease or transfer, such assets shall be released in accordance with Section 8.12 of the Collateral Agreement.

(v)                                 any change in the corporate existence (including its constitution, laws, rules, regulations or power), structure or ownership of any Guarantor;

(vi)                              the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Guarantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Obligations;

(vii)                           the absence of any attempt to collect the Obligations or any part of them from any Guarantor;

(viii)                        (A) any Guaranteed Creditor’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code; (B) any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code; (C) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guaranteed Creditor’s claim (or claims) for repayment of the Obligations; (D) any use of cash collateral under Section 363 of the Bankruptcy Code; (E) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding; (F) the avoidance of any Lien in favor of the Guaranteed Creditors or any of them for any reason; or (G) failure by any Guaranteed Creditor to file or enforce a claim against the Borrower or the Borrower’s estate in any bankruptcy or insolvency case or proceeding; or

(ix)                                any other circumstance or act whatsoever, including any action or omission of the type described in Section 2.04 (with or without notice to or knowledge of the Borrower or such Guarantor), which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this ARTICLE II, in bankruptcy or in any other instance.

(b)                                 When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Guaranteed Creditor may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Guaranteed Creditor to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Guaranteed Creditor against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 2.07                                Reinstatement.  The guarantee contained in this ARTICLE II shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Guaranteed Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its Property, or otherwise, all as though such payments had not been made.

Section 2.08                                Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, without set-off, deduction or counterclaim in dollars, in immediately available funds, at its US Principal Office.

ARTICLE III
Representations and Warranties

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Lenders (and their Affiliates) to enter into Hedging Agreements with the Borrower and its Restricted Subsidiaries, each Guarantor hereby represents and warrants to the Administrative Agent and each Lender that:

Section 3.01                                Representations in Credit Agreement.  In the case of each Guarantor, the representations and warranties set forth in Article VII of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party are true and correct in all material respects, provided that each reference in each such representation and warranty to each Borrower’s knowledge, as applicable, shall, for the purposes of this Section 3.01, be deemed to be a reference to such Guarantor’s knowledge.

Section 3.02                                Benefit to the Guarantor.  Each Borrower is a member of an affiliated group of companies that includes each Guarantor and each Borrower and the other Guarantors are engaged in related businesses.  Each Guarantor (other than UCLP) is a Restricted Subsidiary of UCLP and its guaranty and surety obligations pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, it; and it has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Guarantor and each Borrower.

Section 3.03                                Solvency.  Each Guarantor (a) is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Agreement (after giving effect to Section 2.02), (b) is not engaged in business or a transaction, or about to engage in a business or a transaction, for which any Property remaining with it constitute unreasonably small capital, and (c) does not intend to incur, or believe it will incur, Debt that will be beyond its ability to pay as such Debt matures.

ARTICLE IV
Covenants

Each Guarantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Borrower Obligations shall have been paid in full in cash, no Letter of Credit shall be outstanding (except for Letters of Credit secured by cash collateral as permitted in Section 2.07(a)(iii) of the Credit Agreement) and all of the Aggregate Commitments shall have terminated:

Section 4.01                                Covenants in Credit Agreement.  In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Restricted Subsidiaries.

ARTICLE V
The Administrative Agent

Section 5.01                                Authority of Administrative Agent.  Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Guaranteed Creditors, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Guaranteed Creditors with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE VI
Subordination of Indebtedness

Section 6.01                                Subordination of All Guarantor Claims.  As used herein, the term “Guarantor Claims” shall mean all debts and obligations of the Borrower or any other Guarantor to any other Guarantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by.  After and during the continuation of an Event of Default, no Guarantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Guarantor Claims.

Section 6.02                                Claims in Bankruptcy.  In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving any Guarantor, the Administrative Agent on behalf of the Administrative Agent and the Guaranteed Creditors shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Guarantor Claims.  Each Guarantor hereby assigns such dividends and payments to the Administrative Agent for the benefit of the Administrative Agent and the Guaranteed Creditors for application against the Borrower Obligations as provided under Section 10.02(b) of the Credit Agreement.  Should any Agent or Guaranteed Creditor receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to any Guarantor, and which, as between such Guarantors, shall constitute a credit upon the Guarantor Claims, then upon payment in full in cash of the Borrower Obligations, the expiration of all Letters of Credit (except for Letters of Credit secured by cash collateral as permitted in Section 2.07(a)(iii) of the Credit Agreement) and the termination of all of the Aggregate Commitments, the intended recipient shall become subrogated to the rights of the Administrative Agent and the Guaranteed Creditors to the extent that such payments to the Administrative Agent and the Lenders on the Guarantor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Administrative Agent and the Guaranteed Creditors had not received dividends or payments upon the Guarantor Claims.

Section 6.03                                Payments Held in Trust.  In the event that notwithstanding Section 6.01 and Section 6.02, any Guarantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (a) to hold in trust for the Administrative Agent and the Guaranteed Creditors an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Guaranteed Creditors; and each Guarantor covenants promptly to pay the same to the Administrative Agent.

Section 6.04                                Liens Subordinate.  Each Guarantor agrees that, until the Borrower Obligations are paid in full in cash, the expiration of all Letters of Credit (except for Letters of Credit secured by cash collateral as permitted in Section 2.07(a)(iii) of the Credit Agreement) and the termination of all of the Aggregate Commitments, any Liens securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Obligations, regardless of whether such encumbrances in favor of such Guarantor, the Administrative Agent or any Guaranteed Creditor presently exist or are hereafter created or attach.  Without the prior written consent of the Administrative Agent, no Guarantor, during the period in which any of the Borrower Obligations are outstanding or the Aggregate Commitments are in effect, shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Guarantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

Section 6.05                                Notation of Records.  Upon the request of the Administrative Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Guarantor Claims accepted by or held by any Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

ARTICLE VII
Miscellaneous

Section 7.01                                Waiver.  No failure on the part of the Administrative Agent or any Guaranteed Creditor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, privilege or remedy or any abandonment or discontinuance of steps to enforce such right, power, privilege or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy under this Agreement or any other Loan Document preclude or  be construed as a waiver of any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law or equity.

Section 7.02                                Notices.  All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 12.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

Section 7.03                                Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.02 of the Credit Agreement.

Section 7.04                                Successors and Assigns.  The provisions of this Agreement shall be binding upon the Guarantors and their successors and assigns and shall inure to the benefit of the Administrative Agent and the Guaranteed Creditors and their respective successors and assigns; provided that except as set forth in Section 12.04 of the Credit Agreement, no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the Lenders, and any such purported assignment, transfer or delegation shall be null and void.

Section 7.05                                Survival; Revival; Reinstatement.

(a)                                  All covenants, agreements, representations and warranties made by any Guarantor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document to which it is a party shall be considered to have been relied upon by the Administrative Agent, the other Agents, the Issuing Bank and the Lenders and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the other Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Aggregate Commitments have not expired or terminated.

(b)                                 To the extent that any payments on the Guarantor Obligations are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Guarantor Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Guaranteed Creditors’ Liens, security interests, rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect.  In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Guaranteed Creditors to effect such reinstatement.

Section 7.06                                Counterparts; Integration; Effectiveness.

(a)                                  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)                                 THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF.  THIS AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c)                                  This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto, the Lenders and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.07                                Severability.  Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 7.08                                Set-Off.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Hedging Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations of the Guarantor owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured.  The rights of each Lender under this Section 7.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.  Notwithstanding anything to the contrary contained in this Agreement, the Lenders hereby agree that they shall not set off any funds in any lock boxes whatsoever in connection with this Agreement, except for such lock boxes which may be established in connection with this Agreement.

Section 7.09                                Governing Law; Submission to Jurisdiction.

(a)                                  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

(b)                                 ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.  THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c)                                  EACH GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH GUARANTOR AT ITS ADDRESS SET FORTH ON SCHEDULE 1 HERETO OR AS UPDATED FROM TIME TO TIME, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

(d)                                 NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE

LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION.

(e)                                  EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY SECURITY INSTRUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE SECURITY INSTRUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 7.10.

Section 7.10                                Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 7.11                                Acknowledgments.  Each Guarantor hereby acknowledges that:

(a)                                  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)                                 neither the Administrative Agent nor any Guaranteed Creditor has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and Guaranteed Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guaranteed Creditors or among the Guarantors and the Guaranteed Creditors.

(d)                                 Each of the parties hereto specifically agrees that it has a duty to read this Agreement, the Security Instruments and the other Loan Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement, the Security Instruments and the other Loan Documents; that it has in fact read this Agreement, the Security Instruments and the other Loan Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Instruments; and has received the advice of its attorney in entering into this Agreement and the

Security Instruments; and that it recognizes that certain of the terms of this Agreement and the Security Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability.  EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 7.12                                Additional Guarantors.  Each Significant Domestic Subsidiary of UCLP that is required to become a party to this Agreement pursuant to Section 8.07 of the Credit Agreement shall become an Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto and shall thereafter have the same rights, benefits and obligations as an Guarantor party hereto on the date hereof.

Section 7.13                                Acceptance.  Each Guarantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Administrative Agent and the Guaranteed Creditors being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent

Section 7.14                                                        No General Partner’s Liability.  The Lenders agree that no claim arising against either the Borrower, UCLP or any Guarantor under this Agreement shall be asserted against the General Partner (in its individual capacity) and no judgment, order or execution entered in any suit, action or proceeding, whether legal or equitable, on this Agreement or any of the other Loan Documents shall be obtained or enforced against the General Partner (in its individual capacity) or its assets for the purpose of obtaining satisfaction and payment of the Indebtedness or any claims arising under this Agreement or any other Loan Document, any right to proceed against the General Partner individually or its respective assets being hereby expressly waived by the Lenders.  Nothing in this Section 7.14, however, shall be construed so as to prevent the Administrative Agent or any Lender from commencing any action, suit or proceeding with respect to or causing legal papers to be served upon the General Partner for the purpose of (i) obtaining jurisdiction over the Borrower, UCLP or any other Guarantor or (ii) obtaining judgment, order or execution against the General Partner arising out of any fraud or intentional misrepresentation by the General Partner in connection with the Loan Documents or of recovery of moneys received by the General Partner in violation of the terms of this Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	UC OPERATING PARTNERSHIP, L.P.

	By:	UCLP OLP GP LLC,
its general partner

	By:	/s/ Daniel Schlanger
	Name:	Daniel Schlanger
	Title:	Senior Vice President and Chief
Financial Officer

GUARANTORS:	UNIVERSAL COMPRESSION
PARTNERS, L.P.

	By:	UCO GENERAL PARTNER, LP,
its general partner

	By:	UCO GP, LLC,
its general partner

	By:	/s/ Daniel Schlanger
	Name:	Daniel Schlanger
	Title:	Senior Vice President and Chief
Financial Officer

UCLP LEASING, L.P.

	By:	UCLP LEASING GP LLC,
its general partner

	By:	/s/ Daniel Schlanger
	Name:	Daniel Schlanger
	Title:	Senior Vice President and Chief
Financial Officer

Signature Page – Guaranty Agreement

UCLP OLP GP LLC

By:	/s/ Daniel Schlanger
Name:	Daniel Schlanger
Title:	Senior Vice President and Chief
Financial Officer

Signature Page – Guaranty Agreement

Acknowledged and Agreed to as
of the date hereof by:

ADMINISTRATIVE AGENT:	WACHOVIA BANK, NATIONAL
ASSOCATION

	By:	/s/ Todd Schanzlin
	Name:	Todd Schanzlin
	Title:	Vice President

Signature Page – Guaranty Agreement